Exhibit 5


                             McDERMOTT, WILL & EMERY
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096




                                  September 30, 1996


Morgan Products Ltd.
469 McLaws Circle
Williamsburg, Virginia  23185

     Re: 150,000 Shares of Common Stock ($.10 par value per share) Including Share Purchase Rights for Morgan Products Ltd. Incentive Stock Option
          Plan (1995) (the "Plan")

Ladies and Gentlemen:

     We have acted as counsel for Morgan Products Ltd. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 150,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), which may be purchased pursuant to the Plan and 150,000 Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

     We have examined or considered:

          1. A copy of the Company's Restated Certificate of Incorporation, as amended.

          2.  The Bylaws of the Company, as amended.

          3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.  A copy of the Plan, as amended to date.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plan, and the related Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ McDermott, Will & Emery

                                  McDermott, Will & Emery

LMK:cm